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Exhibit 4.6(c)

Execution Version

NORTHWESTERN CORPORATION

AND

CITIBANK, N.A.,

Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of November 15, 2002

to
INDENTURE
Dated as of December 1, 1989

(For Unsecured Debt Securities)

        THIS SECOND SUPPLEMENTAL INDENTURE, dated as of November 15, 2002, between NORTHWESTERN CORPORATION, a Delaware corporation ("NorthWestern"), having its principal office at 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104, and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, having its principal corporate trust office at 111 Wall Street, New York, New York 10005, as Trustee ("Trustee"), amending and supplementing the Indenture, dated as of December 1, 1989, between NORTHWESTERN ENERGY, L.L.C., a Montana limited liability company ("NorthWestern Energy", formerly known as The Montana Power L.L.C., successor to the Indenture by merger to The Montana Power Company ("MPC")), having its principal office at 40 East Broadway, Butte, Montana 59701, and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of February 13, 2002 (collectively, the "Indenture").

RECITALS

        WHEREAS, NorthWestern Energy and NorthWestern have entered into that certain Asset and Stock Transfer Agreement, dated as of November 15, 2002, providing for the transfer of substantially all of the assets and liabilities of NorthWestern Energy to NorthWestern (the "Transaction"), which Transaction is expected to be completed on or about the date hereof.

        WHEREAS, NorthWestern has duly authorized the execution and delivery of this Second Supplemental Indenture pursuant to Sections 1101(a) and 1201(a) of the Indenture, to evidence the succession of NorthWestern to NorthWestern Energy, and the assumption by NorthWestern of the due and punctual payment of the principal of and premium, if any, and interest on the Outstanding Securities and the performance of the covenants of NorthWestern Energy under the Indenture.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

Covenants and Agreements of NorthWestern

        Section 101.    NorthWestern hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all Outstanding Securities under the Indenture according to their tenor and the performance of every covenant of the Indenture to be performed or observed on the part of NorthWestern Energy.

ARTICLE TWO

Succession to and Substitution of NorthWestern Energy

        Section 201.    In accordance with Section 1102 of the Indenture, NorthWestern shall succeed to, and be substituted for, and may exercise every right and power of NorthWestern Energy under the Indenture with the same effect as if it had been named as the Company therein, and NorthWestern Energy shall be relieved of all obligations and covenants under the Indenture and the Securities Outstanding thereunder.

ARTICLE THREE

Section 301. Miscellaneous Provisions.

        Section 1.    Subject to any amendments provided for in this Second Supplemental Indenture, terms used herein and not otherwise defined herein shall have the meaning given to them in the Indenture.

        Section 2.    The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by NorthWestern solely. In general, each and every term and condition contained in this Second Supplemental Indenture shall apply to and form part of the Indenture with the same force and effect as if the same were set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Second Supplemental Indenture.

        Section 3.    Whenever in this Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of the Indenture, be deemed to include the successors and assigns of such respective parties, and all the covenants and agreements in this Second Supplemental Indenture contained by or on behalf of NorthWestern, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

        Section 4.    Nothing in this Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Securities Outstanding under the Indenture, as amended and supplemented, any right, remedy or claim under or by reason of this Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Second Supplemental Indenture contained by or on behalf of respective parties shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Securities now or to be Outstanding under the Indenture.

        Section 5.    This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

2

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed attested, all as of the day and year first above written.

[Seal]	NORTHWESTERN CORPORATION
	By:	/s/ ERIC R. JACOBSEN Name: Eric R. Jacobsen Title: SVP, General Counsel and CLO
ATTEST:
/s/ MICHAEL J. YOUNG Michael J. Young Assistant Secretary
[Seal]	CITIBANK, N.A., TRUSTEE
	By:	/s/ PATRICK DEFELICE Name: Patrick DeFelice Title: Vice President
ATTEST:
/s/ WAFAA ORFY Wafaa Orfy Vice President

3

STATE OF SOUTH DAKOTA	)
) ss.:
COUNTY OF MINNEHAHA	)

        On the 12th day of November, 2002, before me personally came Eric R. Jacobsen to me known, who, being duly sworn, did depose and say that he is the SVP, General Counsel and CLO of NorthWestern Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it as so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ KAREN L. SMOOK Karen L. Smook My Commission expires: 7-12-2005

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

        On the 15th day of November, 2002, before me personally came P. DeFelice, to me known, who, being duly sworn, did depose and say that he is the Vice President of Citibank, N.A., the company described in and which executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such corporate seal; that it as so affixed by authority of the Board of Directors of said company, and that he signed his name thereto by like authority.

/s/ ALTON MIDGETTE Alton Midgette Notary Public, State of New York No. 01MI6009550 Qualified in Kings County Commission Expires June 29, 2006

QuickLinks

  Exhibit 4.6(c)
NORTHWESTERN CORPORATION AND CITIBANK, N.A., Trustee
SECOND SUPPLEMENTAL INDENTURE Dated as of November 15, 2002
RECITALS
ARTICLE ONE
Covenants and Agreements of NorthWestern
ARTICLE TWO
Succession to and Substitution of NorthWestern Energy
ARTICLE THREE
Section 301. Miscellaneous Provisions.